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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-103219, 333-31002 and 333-45221 on Form S-8 of STRATTEC SECURITY CORPORATION of our reports dated July 29, 2003, relating to the consolidated financial statements of STRATTEC SECURITY CORPORATION as of and for the years ended June 29, 2003 and June 30, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of STRATTEC SECURITY CORPORATION for the year ended June 29, 2003.

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
August 27, 2003